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                                                                  EXHIBIT 23.2


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-86494) pertaining to the American Locker Group Incorporated 1999 Stock Incentive Plan of our report dated February 24, 2004, with respect to the consolidated financial statements and schedule of American Locker Group Incorporated for the years ended December 31, 2003 and 2002 included in the Annual Report (Form 10-K) for the year ended December 31, 2004.



                                                       /s/ Ernst & Young LLP


July 25, 2005